UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2019

Jerrick Media Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51872	87-0645394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2050 Center Avenue, Suite 640

Fort Lee, NJ 07024

(Address of principal executive offices)

(201) 258-3770

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

N/A	N/A	N/A

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

Between February 21, 2019 and February 26, 2019, and between March 12, 2019 and March 29, 2019, Jerrick Media Holdings, Inc. (the “Company”) consummated the initial closings (the “Initial Closings”) of a private placement offering of its securities of up to $3,000,000 (the “Offering”). In connection with the Initial Closings, the Company entered into securities purchase agreements (the “Purchase Agreements”) with 12 accredited investors (the “Initial Purchasers”) for an aggregate purchase price of $1,092,500. Pursuant to the Purchase Agreements, the Initial Purchasers received warrants to purchase shares of common stock at an exercise price of $0.30 per share (the “Purchaser Warrants”). The Initial Purchasers received 1,442,100 Purchaser Warrants.

On May 7, 2019, the Company consummated the final closing (the “Final Closing”) of the Offering. In connection with the Final Closing, the Company will issue 1,231,593 Purchaser Warrants to 5 accredited investors (the “Final Closing Purchasers” and, together with the Initial Purchasers, “the Offering’s Purchasers”), for an aggregate purchase price of $933,025. This includes $162,500 in second tranche payments to be made by the Offering’s Purchasers, due when the Company meets certain performance criteria as outlined in the Purchase Agreements.

Total capital commitments of the Offering amount to $2,025,525.

Convertible Notes

In connection with the Offering, the Company issued convertible notes (the “Notes”) in the principal aggregate amount of $1,863,025, with an additional $162,500 in Notes to be issued upon the achievement of certain milestones. The Notes accrue interest at a rate of 10% per annum and the interest is payable in kind upon the twelve (12) month anniversary of the Notes. The Notes have maturity dates between February 21, 2020 and May 7, 2020, respectively (the “Maturity Dates”). The Notes are convertible any time after their issuance. The Offering’s Purchasers have the right to convert the Notes into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at the lesser of (i) a fixed conversion price equal to $0.25 per share or (ii) the price provided to investors in connection with (a) any private placement offerings or one or more registered public offerings by the Company under the Securities Act, pursuant to which the Company receives monies in the amount greater than $1,500,000 in exchange for securities of the Company between February 21, 2019 and the date on which the Company’s consummates a listing onto a national securities exchange, or (b) any private placement offerings or one or more registered public offerings by the Company under the Securities Act in connection with its listing onto a national securities exchange (a “Qualified Offering”).

In the event that the Offering’s Purchasers do not choose to convert the Notes into the Common Stock on or prior to the Maturity Dates, the principal and interest evidenced by the Note shall be mandatorily converted upon the earlier of (i) the listing of the Common Stock onto a national securities exchange, or (ii) upon a Qualified Offering.

Purchaser Warrants

The Purchaser Warrants are exercisable into a total of 2,673,693 shares of the Company’s common stock. The Purchaser Warrants issued in this transaction are immediately exercisable at an exercise price of $0.30 per share, subject to applicable adjustments. The Purchaser Warrants expire four (4) years from the original issue date.

The foregoing description of the terms of the Purchase Agreements, Notes and Purchaser Warrants do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements forms of which are incorporated by reference to exhibits 10.1, 10.2, and 4.1 to the Current Report on Form 8-K filed on February 26, 2019.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The issuance of the securities whose information is set forth in Item 1.01 and this Item 3.02 of this Current Report on Form 8-K were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. All of the securities were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(a)(2).

Item 8.01 Other Events.

On May 7, 2019, the Company issued a press release disclosing information relating to the Final Closing and the aggregate results of the Offering. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2019).
10.1	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2019).
10.2	Form of 10% Convertible Promissory Note (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2019).
99.1*	Press Release dated May 7, 2019

*	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERRICK MEDIA HOLDINGS, INC.

Dated: May 7, 2019	By:	/s/ Jeremy Frommer
Jeremy Frommer Chief Executive Officer

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